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                                                                   EXHIBIT 99.01
                                     PROXY
                                  ONSALE, INC.

                                1350 Willow Road
                          Menlo Park, California 94025

          This proxy is solicited on behalf of the board of directors

  The undersigned hereby appoints S. Jerrold Kaplan and Alan S. Fisher, and each of them, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, $0.001 par value, of Onsale, Inc. ("Onsale") held of record by the undersigned on September 20, 1999, at the special meeting of stockholders of Onsale to be held at 10:00 a.m. Pacific Time on Thursday, November 4, 1999, and at any continuations or adjournments thereof (the "Meeting"). The purpose of the Meeting is to consider and vote on a proposal related to Onsale's proposed merger with Egghead.com, Inc. ("Egghead") pursuant to which Egghead will become a wholly-owned subsidiary of Onsale of (the "Merger") and to consider and vote on a proposal to amend Onsale's 1995 Equity Incentive Plan.

  This proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any adjournments or postponements thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR each of the proposals listed on the reverse side.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
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  The Board of Directors unanimously recommends that you vote FOR each of the following proposals:

1. Issuance of shares of Onsale common stock in the Merger and adoption of Onsale's amended and restated certificate of incorporation.

                 [_] FOR     [_] AGAINST     [_] ABSTAIN

2. Amendment to Onsale's 1995 Equity Incentive Plan to increase the common stock authorized and reserved for issuance under the plan by 950,000 shares and to provide for automatic grants of stock options to Onsale directors.

                 [_] FOR     [_] AGAINST     [_] ABSTAIN

  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

  This proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

                                                    Date: _______________, 1999

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                                                           SIGNATURE(S)
                                                    Whether or not you expect
                                                    to attend the meeting,
                                                    please complete, date and
                                                    sign this proxy card and
                                                    return it prior to the
                                                    meeting in the enclosed
                                                    envelop.